EXHIBIT 99.1





PRESS RELEASE                             OLD LINE BANCSHARES, INC.
FOR IMMEDIATE RELEASE                     CONTACT:
August 5, 2004                            CHRISTINE M. RUSH
                                          CHIEF FINANCIAL OFFICER
                                          (301) 645-0333


OLD LINE BANCSHARES, INC.'S SIX MONTH NET INCOME RISES 26.39%

WALDORF, MD. (NASDAQ: OLBK)-James W. Cornelsen, President and Chief Executive Officer of Old Line Bancshares, Inc., the parent company of Old Line Bank, reported that net income for the six months ended June 30, 2004 rose 26.39% to $330,701 from $261,654 for the six months ended June 30, 2003. Basic earnings per share were $0.19 and fully diluted earnings per share were $0.18 in the first six months of 2004, compared to $0.27 and $0.26, respectively, for the same period in 2003. Mr. Cornelsen said that we believe our continued and successful business development efforts have increased Old Line Bank's name recognition in the markets in which we operate. This increased name recognition caused growth in net loans and deposits. This loan and deposit growth coupled with expense management, have allowed us to improve Old Line Bancshares' net income while maintaining asset quality. Additionally, during the six months ended June 30, 2003, income before income taxes included gain on the sale of securities of $88,359. We sold no investment securities during the six months ended June 30, 2004. Excluding the securities gain, income before income taxes increased 69.83% from $300,435 at June 30, 2003 to $510,291 at June 30, 2004.
For the six months ended June 30, 2004, income before income taxes was $510,219 compared to $388,794 at June 30, 2003 an increase of 31.23%.

Net income for the second quarter 2004 totaled $150,355 compared to $135,113 for the second quarter 2003. Basic and fully diluted earnings per share were $0.08 for the three months ended June 30, 2004 compared to $0.13 and $0.12, respectively, for the three months ended June 30, 2003. Although net income grew during the three and six month periods, earnings per share declined primarily because of the 897,000 additional shares issued during the public offering in June 2003, as restated for the 200% stock dividend paid October 10, 2003.

Total assets were $99 million on June 30, 2004. This represented a $9.5 million or 10.61% increase over the December 31, 2003 level of $89.5 million.

At June 30, 2004, total loans, net of allowance, grew to $67.2 million, as compared to $59.5 million at December 31, 2003, representing an increase of 12.94%. The growth in loans and deposits is the result of the hiring of additional relationship officers, the opening of the Clinton, Maryland branch in September 2002 and increased business development efforts. We believe all of these items have continued to improve our market recognition in the suburban Maryland market area (Washington, D.C. suburbs).

The allowance for loan losses was $635,063 or 0.94% of loans at June 30, 2004, compared to $547,690 or 0.91% of loans at December 31, 2003. Asset quality remained strong with no non-performing loans and no loans past due more than 90 days at June 30, 2004.

Deposits totaled $79.8 million at June 30, 2004, which represents a $10.5 million or 15.15% increase from $69.3 million of total deposits at December 31, 2003. Deposits grew because of increased marketing efforts and new services.

Total stockholders' equity was $12.9 million at June 30, 2004 and $12.8 million at December 31, 2003. Stockholders' equity increased during the first six months of 2004 as a result of net income of $330,701, $83,522 in proceeds received from stock options exercised, and the income tax benefits received from the exercise of some of these options, less $106,449 for the dividend payments in March and June 2004 and the $202,544 depreciation in the carrying value of securities.

Craig Clark, Chairman and Mr. Cornelsen said they are pleased with the results for the three and six month periods ended June 30, 2004. They are particularly pleased with the success that Old Line Bank has experienced in the Prince George's County market. In order to support the continued growth in this market, Old Line Bank has executed an agreement to become a 50% partner in a limited liability company that will construct and lease an office building located at the intersection of Pointer Ridge Road and Route 301 North in Bowie, Maryland. Old Line Bancshares Inc. plans to lease 50% of this building, establish a branch office for Old Line Bank in the building and relocate its headquarters to it from Waldorf. This new facility should reinforce Old Line Bank's presence in the Prince George's County market while its ownership interest in the property should provide significant cost benefits for Old Line Bancshares, Inc.

Initially, Old Line Bancshares plans to sublease 30% of the Bowie main office space until such time that we require the space. We anticipate that prior to completion of construction of the building, that Old Line Bancshares and the limited liability company will be able to identify and execute leases with tenant(s) for all of the space available for lease in the building. Old Line Bank plans to maintain the branch currently located at its Waldorf headquarters. We also plan to identify and execute leases with tenant(s) for the remaining Waldorf office space that we currently occupy as our main office. We believe Old Line Bancshares, Inc. will incur an increase in non-interest revenue from the lease income and an increase in non-interest expense caused by the increase in the main office's occupancy expense. We anticipate these changes will cause a modest negative impact on net income. We anticipate moving to our new headquarters and opening our new Bowie branch in the fourth quarter of 2005.

Mr. Cornelsen said the suburban Maryland market continues to offer growth opportunities for Old Line Bank. In order to expand its operations in the suburban Maryland area, Old Line Bank has also executed a lease and applied to the bank regulatory authorities to open a branch at 1641 State Route 3 North, Crofton, Maryland in Anne Arundel County, approximately 10 miles north of the anticipated new Bowie main office. Mr. Cornelsen said he expects that the branch will open in the second quarter of 2005, although the lease and the branch are subject to receipt of regulatory approval and completion of construction. Mr. Cornelsen stated that he anticipates that the Anne Arundel County branch and the Bowie branch could achieve profitability within six months of opening, as was the case with Old Line Bank's Clinton (Prince George's County) branch that opened in 2002.

Old Line Bancshares, Inc. is the parent company of Old Line Bank a Maryland chartered commercial bank headquartered in Waldorf, Maryland, approximately 10 miles south of Andrews Air Force Base and 25 miles southeast of Washington, D.C. Old Line Bank also operates from an additional branch in Waldorf, Maryland and two branches in Prince George's County, Maryland. Its primary market area is the suburban Maryland (Washington, D. C. suburbs) counties of Prince George's, Charles and northern St. Mary's. It also targets customers throughout the greater Washington, D.C. metropolitan area.

This press release includes disclosure and discussion on the income before income taxes that are non-GAAP financial measures as defined in Securities and Exchange Commission ("SEC") Regulation G. Management believes that these measures are better indicators of operating performance than the GAAP-based measures of income before income taxes. The schedule below provides a complete reconciliation of the GAAP-based and non-GAAP information included in this press release. Non-GAAP information presented by other companies may not be comparable to that presented herein, since each company may define non-GAAP measures differently.

The statements in this press release that are not historical facts constitute "forward-looking statements" as defined by Federal Securities laws. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, changes in interest rates and changes in economic, competitive, governmental, regulatory, technological and other factors which may affect Old Line Bancshares, Inc. specifically or the banking industry generally. Forward-looking statements speak only as of the date they are made. Old Line Bancshares, Inc. will not update forward-looking statements to reflect factual assumptions, circumstances or events that have changed after a forward-looking statement was made. For further information, please refer to Old Line Bancshares, Inc.'s Registration Statement on Form 10-SB and Old Line Bancshares, Inc.'s periodic reports on Form 10-KSB and 10-QSB filed with the U.S. Securities and Exchange Commission and available at their web site www.sec.gov.

Item 1.       Financial Statements
-------       --------------------


                    Old Line Bancshares, Inc. & Subsidiary
                                 Consolidated
                                Balance Sheets

                                    Assets

                                                                                     June 30,            December 31,
                                                                                       2004                  2003
                                                                                  ------------          ------------
                                                                                    (Unaudited)
Cash and due from banks                                                            $ 2,203,411           $ 2,477,119
Federal funds sold                                                                   6,284,464             4,002,828
Time deposits in other banks                                                           600,000               700,000
Investment securities available for sale                                            16,746,018            17,381,519
Investment securities held to maturity                                               2,204,715             1,803,812
Loans, less allowance for loan losses                                               67,185,678            59,517,690
Restricted equity securities at cost                                                   868,450               818,450
Bank premises and equipment                                                          2,282,053             2,279,669
Accrued interest receivable                                                            326,276               315,326
Deferred income taxes                                                                  185,402                60,925
Other assets                                                                           120,439               178,465
                                                                                  ------------          ------------
                                                                                  $ 99,006,906          $ 89,535,803
                                                                                  ============          ============


                                        Liabilities and Stockholders' Equity


Deposits
   Noninterestbearing                                                             $ 18,882,600          $ 19,902,350
   Interest bearing                                                                 60,899,613            49,422,727
                                                                                  ------------          ------------
       Total deposits                                                               79,782,213            69,325,077
Borrowed funds                                                                       6,000,000             7,000,000
Accured interest payable                                                               153,921               149,831
Income tax payable                                                                      54,150               130,675
Deferred income taxes                                                                    -                      -
Other liabilities                                                                       83,738               102,566
                                                                                  ------------          ------------
                                                                                    86,074,022            76,708,149
                                                                                  ------------          ------------

Stockholders' equity
Common stock, par value $.01 per share in 2004  and 2003,
  authorized 5,000,000 shares in 2004 and 2003;  issued and
  outstanding 1,776,394.50 in 2004 and 1,756,894.5 in 2003                            $ 17,764              $ 17,569
Additional paidincapital                                                            12,446,229            12,362,902
Retained earnings                                                                      741,349               517,097
                                                                                  ------------          ------------
                                                                                    13,205,342            12,897,568

Accumulated other comprehensive income                                                (272,458)              (69,914)
                                                                                  ------------          ------------
                                                                                    12,932,884            12,827,654
                                                                                  ------------          ------------
                                                                                  $ 99,006,906          $ 89,535,803
                                                                                  ============          ============



                                       1


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


                                             Old Line Bancshares, Inc.
                                                    Consolidated
                                                Statements of Income
                                                     (Unaudited)


                                                      Three Months Ended                      Six Months Ended
                                                           June 30,                               June 30,
                                                   2004                2003               2004                2003
                                               ----------          ----------          ----------          ----------
Interest revenue
   Loans, including fees                       $  938,162          $  761,006          $1,842,400          $1,526,953
   U.S. Treasury securities                        26,087                                  49,605
   U. S. government agency securities              73,810             106,377             152,091             235,846
   Mortgage backed securities                      30,548              29,661              63,877              56,578
   Tax exempt securities                           28,486              21,545              53,623              38,922
   Federal funds sold                              13,964              24,356              20,836              36,695
   Other                                           12,547               9,787              27,410              20,164
                                               ----------          ----------          ----------          ----------
        Total interest revenue                 $1,123,604          $  952,732          $2,209,842          $1,915,158
                                               ----------          ----------          ----------          ----------

 Interest expense
  Deposits                                        225,746             278,790             452,815             571,904
  Borrowed funds                                   57,583              48,533             110,916              97,067
                                               ----------          ----------          ----------          ----------
       Total interest expense                     283,329             327,323             563,731             668,971
                                               ----------          ----------          ----------          ----------

       Net interest income                        840,275             625,409           1,646,111           1,246,187

Provision for loan losses                          45,000              42,000              90,000              78,000
                                               ----------          ----------          ----------          ----------
       Net interest income after
        provision for loan losses                 795,275             583,409           1,556,111           1,168,187
                                               ----------          ----------          ----------          ----------

Noninterest revenue
  Service charges on deposit accounts              60,866              58,873             120,173             115,494
  Other fees and commissions                       84,094              91,893             183,014             140,388
  Gain on disposal of assets                         --                47,257                --                88,359
                                               ----------          ----------          ----------          ----------
       Total noninterest revenue                  144,960             198,023             303,187             344,241
                                               ----------          ----------          ----------          ----------

Noninterest expenses
  Salaries                                        340,184             298,559             658,673             567,688
  Employee benefits                                59,902              46,044             118,195              93,589
  Occupancy                                        49,369              46,007             100,666              96,462
  Equipment                                        32,116              29,583              60,466              57,645
  Data processing                                  32,305              29,198              64,085              56,846
  Other operating                                 190,093             130,338             346,994             251,404
                                               ----------          ----------          ----------          ----------
       Total noninterest expenses                 703,969             579,729           1,349,079           1,123,634
                                               ----------          ----------          ----------          ----------

Income before income taxes                        236,266             201,703             510,219             388,794

Income taxes                                       85,911              66,590             179,518             127,140
                                               ----------          ----------          ----------          ----------
Net Income                                     $  150,355          $  135,113          $  330,701          $  261,654
                                               ==========          ==========          ==========          ==========

Basic earnings per common share                $     0.08          $     0.13          $     0.19          $     0.27
Diluted earnings per common share              $     0.08          $     0.12          $     0.18          $     0.26


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

                                            Old Line Bancshares, Inc. & Subsidiary
                                     Consolidated Statements of Changes in Stockholder's Equity
                                                          (Unaudited)
                                                                                                          Accumulated  Comprehensive
                                                                          Additional                         other          income
                                          Common stock                      paid-in         Retained     comprehensive
                                             Shares        Par value        capital         earnings        income
------------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2003                   1,756,894.5   $ 17,569      $ 12,362,902      $ 517,097       $ (69,914)
Net income                                             -          -                 -        330,701               -      $ 330,701
Unrealized gain (loss) on securities
  available for sale, net of income taxes              -          -                 -              -        (202,544)      (202,544)
                                                                                                                          ----------
Comprehensive income                                   -          -                 -              -               -      $ 128,157
                                                                                                                          ==========
Cash dividend $.03 per share                           -          -                 -       (106,449)              -
Stock options exercised                         19,500.0        195            83,327              -               -
                                             -----------  ----------     ------------     ----------       ---------

Balance, June 30, 2004                       1,776,394.5   $ 17,764      $ 12,446,229      $ 741,349       $(272,458)
                                             ===========  ==========     ============     ==========       =========




                          Reconciliation of GAAP-based
                           Income Before Income Taxes

                                                   June 30,        June 30,
                                                     2004            2003
GAAP-based income before income taxes             $ 510,219       $ 388,794
Gain on disposal of assets                              -           (88,359)
                                                  ---------       ---------
Income before taxes excluding disposal of assets  $ 510,219       $ 300,435
                                                  =========       =========

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